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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

               FAMOUS DAVE'S ANNOUNCES FIRST QUARTER 2004 RESULTS

         Minneapolis, MN, April 21, 2004 - Famous Dave's of America, Inc. (Nasdaq: DAVE) today reported results for the first quarter ended March 28, 2004. The company reported net income of approximately $527,000, or $0.04 per diluted share for the first quarter of fiscal 2004, compared to a net loss of approximately $1.1 million, or $0.10 per diluted share for the comparable period in the prior year. The results for the first quarter of 2003 included pre-tax charges of approximately $2.2 million, or $0.12 per diluted share related to losses in the Isaac Hayes Blues clubs, as well as costs associated with the divestiture of those clubs.

         Revenue for the first quarter of fiscal 2004 of approximately $22.6 million decreased 1.6% from revenue of approximately $23.0 million for the first quarter of fiscal 2003. This decrease in revenue reflects the impact on restaurant sales from the closing of two company-owned restaurants in Texas, in addition to the sale of three company-owned restaurants to a franchise partner, both of which occurred during the fourth quarter of fiscal 2003. Comparable net sales for company restaurants open year-round for 18 months or more decreased 2.2% for the first quarter of fiscal 2004, as compared to a comparable net sales decline of 2.7% in the prior year quarter.

         System-wide net sales for the first quarter of fiscal 2004 were approximately $53.5 million, a 36.1% increase over system-wide net sales for the prior year quarter. System-wide net sales are a non-GAAP financial measure that includes sales of all restaurants, company-owned and franchise, operating under the Famous Dave's brand name. Management believes that system-wide sales information is useful to investors because it gives a more accurate indicator of the market penetration of the Famous Dave's brand.

         "We remain pleased with the organizational progress that we have made over the past nine months," said David Goronkin, President and CEO. "This has been, and continues to be a journey, and we continue to believe that the decisions made during fiscal 2003 have positioned us for positive forward momentum. We are focused on our core competencies, specifically in areas of operations and in developing brand awareness, and our results reflect the positive impact from those areas of focus."

         Goronkin continued, "As expected, our comparable sales were soft, and will continue to remain soft through at least the second quarter, as we annualize against the significant level of discounting in the prior year. We now have our agency-of-record on-board, and are looking forward to learning more about how a consistent national brand message, and increased marketing activity for the remainder of the year in general, can impact our results." Goronkin concluded, "We still have a lot of work to do. Throughout fiscal 2004 we will continually challenge ourselves to identify further operational efficiencies and improvements in brand development, which should contribute to the sustainable long-term growth and viability of our concept."

         The company is hosting a conference call tomorrow, Thursday, April 22, 2004 at 10:00 am CST to discuss its first quarter 2004 financial results, and invites all those interested in


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hearing management's discussion of the quarter to join the conference call by dialing (800) 374-1553. A replay will be available for one week following the call by dialing (800) 642-1687; conference ID 6737143. Participants may also access a live webcast of the discussion through the Investor Relations section of Famous Dave's web site at www.famousdaves.com.

Contact information: Diana Purcel (952) 294-1300, or diana.purcel@famousdaves.com.

Famous Dave's of America, Inc. (NASDAQ:DAVE) develops, owns, operates and franchises barbeque restaurants. As of March 28, 2004, the company owned 38 locations and franchised 54 additional units in 23 states, and had signed development agreements for an additional 163 franchise locations. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items, sandwiches and unique desserts.

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company's actual results to differ materially from expected results. Although Famous Dave's of America, Inc. believes the expectation reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave's expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company's SEC reports.

                                       ###


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                 FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE QUARTER ENDED MARCH 28, 2004 AND MARCH 30, 2003 (IN THOUSANDS, EXCEPT PER SHARE AND SHARES OUTSTANDING)

                                                            MARCH 28, 2004      MARCH 30, 2003
                                                            --------------      --------------
Revenue:
  Restaurant sales, net                                     $       20,573      $       21,893
  Franchising royalty revenue                                        1,584                 833
  Franchise fee revenue                                                438                 239
  Licensing and other revenue                                           52                  42
                                                            --------------      --------------
Total revenue                                                       22,647              23,007

Costs and expenses:
  Food and beverage costs                                            6,407               6,562
  Labor and benefits                                                 6,336               6,665
  Operating expenses                                                 5,004               5,366
  Total depreciation and amortization                                1,118               1,243
  Pre-opening expenses                                                  --                 222
  General and administrative                                         2,498               2,173
                                                            --------------      --------------
Total costs and expenses                                            21,363              22,231

Income from operations                                               1,284                 776

Other income (expense):
  Interest expense, net                                               (406)               (331)
  Other expense, net                                                   (11)                (86)
  Equity in loss of unconsolidated affiliate                            --              (2,155)
                                                            --------------      --------------
Total other expense                                                   (417)             (2,572)

Income (loss) before income taxes                                      867              (1,796)
Income tax (expense) benefit                                          (340)                701
                                                            --------------      --------------
Net income (loss)                                           $          527      $       (1,095)
                                                            ==============      ==============

Basic and diluted net income (loss) per common share        $         0.04      $        (0.10)

Weighted average common shares outstanding - basic              12,279,213          11,391,454

Weighted average common shares outstanding - diluted            12,641,063          11,391,454


                   RESTAURANT OPERATING RESULTS AS A % OF NET RESTAURANT SALES
         -------------------------------------------------------------------------------
         QUARTER ENDED:                               MARCH 28, 2004      MARCH 30, 2003
         --------------                               --------------      --------------
         Food and beverage costs                                31.1%               30.0%
         Labor and benefits                                     30.8%               30.4%
         Operating expenses                                     24.3%               24.5%
         Depreciation and amortization                           5.1%                5.4%
                                                      --------------      --------------
         Total costs and expenses                               91.3%               90.3%
         Income from restaurant operations                       8.7%                9.7%


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
                                            SUPPLEMENTAL SALES INFORMATION
         ----------------------------------------------------------------------------------------------------
         QUARTER ENDED:                                                   MARCH 28, 2004       MARCH 30, 2003
         --------------                                                   --------------       --------------
         Weighted average weekly net sales, company-operated              $       41,633       $       41,542
         Weighted average weekly net sales, franchise-operated            $       49,640       $       42,232

         System-wide net sales                                            $   53,484,000       $   39,300,000

         Comparable net sales, company-operated                                     (2.2)%               (2.7)%
         Comparable net sales, franchise-operated                                   (2.6)%               (7.3)%

         Total number of units, company-operated                                      38                   41
         Total number of units, franchise-operated                                    54                   36

                 FAMOUS DAVE'S OF AMERICA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 28, 2004 AND DECEMBER 28, 2003
                                 (IN THOUSANDS)

                                                                       MARCH 28, 2004    DECEMBER 28, 2003
                                                                       --------------    -----------------
ASSETS
      Current assets                                                   $       17,270     $       16,350
      Property, equipment and leasehold improvements, net                      46,380             47,147
      Other assets                                                             10,253             10,270
                                                                       --------------     --------------
      TOTAL ASSETS                                                     $       73,903     $       73,767
                                                                       ==============     ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

      Current liabilities                                              $        6,459     $        7,309
      Long-term obligations                                                    19,581             19,586
      Shareholders' equity                                                     47,863             46,872
                                                                       --------------     --------------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $       73,903     $       73,767
                                                                       ==============     ==============